EXHIBIT 23.3

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                                                 PricewaterhouseCoopers
                                                 Chartered Accountants
                                                 Dorchester House
                                                 7 Church Street
                                                 Hamilton HM 11
                                                 Bermuda
                                                 Telephone +1 (441) 295 2000
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                                                 www.pwc.com/bermuda



March 23, 2006



CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion of our report, dated March 2, 2006, with respect to the consolidated financial statements of Olympus Re Holdings, Ltd. as of December 31, 2005 and 2004 and for the years ended December 31, 2005, 2004 and 2003, included as Item 15(c)(2) in this Form 10-K and with respect to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-84303), Form S-8 and S-3 (No. 33-6054), Form S-8 and S-3 (No. 33-26434), Form
S-8 and S-3 (No. 33-30277), Form S-8 (No. 33-61682), Form S-8 (No. 33-61718),
Form S-8 (No. 333-51494) and Form S-3 (No. 333-118102).


/s/ PricewaterhouseCoopers

Chartered Accountants



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